UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008 (October 22, 2008)

Jetronic Industries, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-04124	23-1364981
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954-934-9059

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2008, Jetronic Industries, Inc. (“Jetronic” “Company” or “we”) entered into a non-binding letter of intent with New Bastion Development, Inc. (“New Bastion”), whereby pursuant to an agreed upon future mutually satisfactory definitive reorganization agreement (the “Agreement”) representing a merger, share exchange or other similar transaction, New Bastion will be reorganized with Jetronic (the “Transaction”). The letter of intent is attached hereto as Exhibit 10.1.

Pursuant to the Agreement, New Bastion will reorganize with Jetronic, with Jetronic as the surviving corporation.  The aggregate consideration for the Transaction will consist solely of Jetronic common stock. Upon completion of the Transaction, the capitalization of Jetronic shall consist of 19,267,500 shares of common stock outstanding, of which present Jetronic shareholders shall retain approximately 9,587,500 shares of common stock, and New Bastion shareholders shall retain approximately 9,680,000 shares of common stock. Also, New Bastion shall cancel all of the 15,750,000 shares of Jetronic common stock that was previously issued to New Bastion by Jetronic. New Bastion shareholders holding the 550 shares of Series A Convertible Preferred Stock shall retain such shares until such time that Jetronic’s capital structure will enable it to issue 550 shares of comparable preferred stock.

New Bastion’s most recent unaudited Balance Sheet dated June 30, 2008 reflects assets of $2,539,335 and liabilities of $775,222. New Bastion (www.newbastiondevelopment.com) is a development stage company that was formed for the purpose of exploiting local real estate opportunities in the Panama City Beach/Marianna, Florida area. An information statement describing New Bastion, including unaudited financial statements, is attached as Exhibit 99.1.

We do not expect a change in control of our Company to result from the closing of the Transaction.  New Bastion shares similar management with our Company. Patrick O’Keefe, our Director, President, Treasurer and Secretary is also a director of New Bastion, and Francis Proto, our Director and Chief Financial Officer, is also a  Director and Chief Financial Officer of New Bastion. Elliot Bellen, one of our affiliate shareholders, is the President, Treasurer and Director of New Bastion, which is our largest affiliate shareholder. Upon the closing of the Transaction, we expect to appoint Elliot Bellen to our board of directors, effective as of that date. Mr. Bellen’s biographical information is contained within the New Bastion information statement. The closing of the Transaction is contemplated to occur within 60 days, but remains subject to the conditions described in the letter of intent.

Item 2.01 Completion of Acquisition or Disposition of Assets

In April 2008, the Company agreed to issue 100,000 shares of the Company's common stock to Doris Bergmann at an offering price of $0.15 per share. The Company received an aggregate of $15,000 in property from the sale. The deed was executed in August 2008 and the certificate representing the shares was issued on October 22, 2008. The real property consists of 0.87 acres of vacant residential land located in Flagler County, Florida. Doris Bergmann is Elliot Bellen’s mother-in-law.

In June 2008, the Company agreed to issue 200,000 shares of the Company's common stock to Merod, LLC at an offering price of $0.35 per share. The Company received an aggregate of $70,000 in real property from the sale. The deed was executed in June 2008 and the certificate representing the shares was issued on October 22, 2008. The real property consists of five parcels of vacant residential land consisting of 6.43 acres located in Jackson County, Florida.

Item 3.02. Unregistered Sales of Equity Securities

Share Issuances

On February 20, 2008, the Company agreed to issue 24,950,000 shares of the Company's common stock to 26 accredited persons at an offering price of $0.001 per share. The Company received an aggregate of $24,950 in cash and/or services from the sale. The certificates representing the shares were issued on October 22, 2008 and were issued in reliance upon exemptions from registration available under Section 3(a) and/or (4(2) of the Securities Act of 1933, as amended, pursuant to United States Bankruptcy Court Eastern District of Pennsylvania order dated February 20, 2008, as amended on October 16, 2008.

In April 2008, the Company agreed to issue 100,000 shares of the Company's common stock to one accredited person at an offering price of $0.15 per share. The Company received an aggregate of $15,000 in property from the sale. The deed was executed in August 2008 and the certificate representing the shares was issued on October 22, 2008. The shares were issued in reliance upon exemptions from registration available under Section 3(a) and/or (4(2) of the Securities Act of 1933, as amended, pursuant to United States Bankruptcy Court Eastern District of Pennsylvania order dated February 20, 2008, as amended on October 16, 2008.

In June 2008, the Company agreed to issue 200,000 shares of the Company's common stock to one person at an offering price of $0.35 per share. The Company received an aggregate of $70,000 in real property from the sale. The certificate representing the shares was issued on October 22, 2008 and was issued in reliance upon exemptions from registration available under Section 3(a) and/or (4(2) of the Securities Act of 1933, as amended, pursuant to United States Bankruptcy Court Eastern District of Pennsylvania order dated February 20, 2008, as amended on October 16, 2008.

No underwriters or agents were involved in the foregoing issuance and no commission or other remuneration was paid or given directly or indirectly to any person by the Company.

As of the date hereof, the Company has 25,427,834 shares of common stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to United States Bankruptcy Court Eastern District of Pennsylvania order dated

February 20, 2008, as amended on October 16, 2008, the following persons were appointed officers and directors of the Company to serve until their successors are appointed or elected and shall qualify:

Name	Position

Patrick O’Keefe	Director, President, Treasurer, Secretary
Francis Proto	Director, Chief Financial Officer

The Company has not entered into a definitive employment agreement with either of the above named persons, and neither of them presently receives any compensation for serving as an officer and director of our Company.

Mr. Patrick O’Keefe. (Age 43) Since 2003 Mr. O’Keefe has been the Vice President of Bergh Memorial Animal Hospital. Bergh Memorial Animal Hospital is a premier veterinary teaching hospital located in the headquarters of the American Society for Prevention of Cruelty to Animals (ASPCA) the United States oldest humane organization.  Over the past four years Mr. O’Keefe has increased revenues over 100% to $6,500,000 by building a top notch veterinary team that includes board certified specialists in Internal Medicine, Cardiology, Dermatology, Surgery and Pathology.  In addition an internship program was begun in 2006 with four veterinarians, which increased to six in 2007.  Bergh Memorial Animal Hospital is featured on the hit TV series Animal Precinct on Animal Planet.  Serving the NYC area as well as supporting Humane Law enforcement and the ASPCA’s adoption’s department Bergh Memorial treated over twenty thousand pets in 2006.  Mr. O’Keefe is also a member of the Strategic Planning Team for the ASPCA.  In addition Mr. O’Keefe was a direct responder during Hurricanes Katrina and Rita where he was brought to Lamar Dixon to lend his operational expertise to the housing and transport of several thousand animals over a three-week period. Prior to joining the ASPCA Mr. O’Keefe was Regional Operations Director for Veterinary Centers of America (NASDAQ: WOOF) with direct oversight of up to seventeen Animal Hospital in the NY Metro area with revenues in excess of $22 million and operating profits of 25% or higher. During his tenure with VCA Mr. O’Keefe successfully managed the acquisition and integration of ten practices purchased by VCA.  In 2001 he was recognized by the company as having the highest increase in profitability in his hospitals, with a 9% increase in revenue profit increased 53% ($2,100,000). Mr. O’Keefe has been the president of 109-117 Seaman Avenue Realty Corp, a 40 unit cooperative in Manhattan since 2004.

Mr. Francis Proto. (Age 64) Mr. Proto is a highly experienced Financial Executive with proven performance in Acquisitions and Divestitures, Auditing, Information Technology, Operational and Financial Control Systems Reengineering Analysis, Design, and Implementation, Human Resources, Strategic Planning and Capital Investment Analysis. The majority of his career was with Borden, Inc. Columbus, Ohio.  He served as Chief Financial Officer of Borden Chemical and Plastics Limited Partnership, a Petrochemical entity in Baton Rouge, LA, with annual revenues in excess of $670 million. Prior to that Mr. Proto served as Chief Financial Officer Of Borden Global Packaging, a division of Borden, Inc. located in North Andover, MA.

Except as otherwise disclosed elsewhere in the Form 8-K, the Company has not entered into any transactions with either of the above named persons that would require disclosure in accordance with Item 404(a) of Regulation S-B.

Except as otherwise disclosed elsewhere in the Form 8-K, the Company has not entered into any material plan, contract or arrangement to which either of the above named persons is a party or in which they participate and in connection with which they would receive compensation or any grant or award.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and each person or group known to the Company to be the beneficial owner of more than five percent (5%) of our common stock:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		% of Class Owned (2)
Patrick O’Keefe	3,700,000	(3)	14.55%
Francis Proto	250,000		0.98%
Elliot Bellen	2,000,000		7.86%
New Bastion Development, Inc.(4)	15,750,000		61.93%

___________________________

1.

In care of the Company at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida 33309.

2.

Based on 25,427,834 shares of common stock outstanding on the date hereof.

3.

Includes 2,000,000 shares owned by Mr. O’Keefe and 1,700,000 shares controlled by Mr. O’Keefe as custodian under the Uniform Gift to Minors Act.

4.

Each of Mr. Bellen and Proto are officers and directors, and Mr. O’Keefe is a director, of New Bastion Development, Inc.

Item 7.01

Regulation FD Disclosure

On October 28, 2008, the Company issued a press release reporting that it entered into a non-binding letter of intent with New Bastion. The full text of the press release is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit

 Description

10.1

Letter of Intent

99.1

Information Statement – New Bastion Development, Inc.

99.2

Bankruptcy Court Order, as amended.

99.3

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETRONIC INDUSTRIES, INC.

By: /s/  Patrick O’Keefe_

Patrick O’Keefe,

President

Dated October 28, 2008